UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): March 30, 2020

GERMAN AMERICAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

001-15877		35-1547518
(Commission File Number)		(IRS Employer Identification No.)
711 Main Street
Jasper,	Indiana	47546
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 482-1314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[☐]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[☐]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[☐]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [☐]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GABC	NASDAQ Global Select Market

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(e) On March 30, 2020, the Board of Directors (the “Board”) of German American Bancorp, Inc. (the “Company”), by the vote of the members of the Board who are not “interested directors” within the meaning of NASDAQ rules, established the balanced scorecards for the Company’s 2020 Management Incentive Plan applicable to each of the executive officers of the Company who were individually named in the Company’s compensation disclosures in its most recent annual meeting proxy statement, all as recommended by the Compensation/Human Resources Committee of the Board (the “Committee”). The officers who will participate in the 2020 Management Incentive Plan (the “Participating Officers”) are Mark A. Schroeder (Chairman and Chief Executive Officer), Clay W. Ewing (President), Bradley M. Rust (Executive Vice President and Chief Financial Officer), Randall L. Braun (Executive Vice President and Chief Development Officer), Keith A. Leinenbach (Executive Vice President and Chief Credit Officer) and D. Neil Dauby (Executive Vice President and Chief Commercial Banking Officer).
Each “balanced scorecard” establishes specific corporate and shareholder-related performance goals balanced by the officer’s area of responsibility and his expected individual level of contribution to the Company’s achievement of its corporate goals. These balanced scorecards describe potential awards based (i) on performance for 2020 only (“short-term awards”), and (ii) on performance for the three-years ending December 31, 2020 (“long-term awards”), as follows:

Potential Short-Term Cash Incentive Awards
Under the 2020 Management Incentive Plan, the Company will pay additional compensation in the form of annual cash incentive awards to its Participating Officers rewarding annual performance, contingent upon the achievement of certain goals that are established by the short-term balanced scorecards. The Board established the criteria described below for the award of short-term cash incentive payments for the six Participating Officers.
Potential short-term cash incentive awards for the Participating Officers will be determined by their individual scorecards as percentages of their 2020 base salaries, based on the extent to which 2020 performance levels are met, as follows:

Executive	Potential Dollar Amount of 2020 Short-Term Award as Percentage of 2020 Base Salary at the Following Performance Levels
	Good	Very Good	Exceptional
Mr. Schroeder	37.50%	62.50%	87.50%
Mr. Ewing	30.00%	50.00%	70.00%
Mr. Rust	26.25%	43.75%	61.25%
Mr. Braun	26.25%	43.75%	61.25%
Mr. Leinenbach	26.25%	43.75%	61.25%
Mr. Dauby	26.25%	43.75%	61.25%

Credit is given proportionately for performance falling between the levels, but is not given for performance that is not at least at the threshold level (i.e., “good” performance) or for that portion of performance that exceeds the maximum payout level (i.e., “exceptional” performance).
Cash incentive award entitlements, if any, for services during 2020 under the scorecards will be earned by each of the Participating Officers based on the extent to which levels of performance are met or exceeded with respect to the following components:

•	formula assessments of 2020 corporate performance (80% weight); and

•	judgmental assessments of individual performance during 2020 (20% weight).

Corporate Performance Component
For 2020, the short-term corporate performance criteria specified by the scorecards of each of the six Participating Officers are the following measures of income, revenue, balance sheet growth, and asset quality, weighted as a percentage of each of their total short-term performance measures, as follows:

Fully-diluted earnings per share (EPS) growth	25%
Efficiency ratio	10%
Growth in core organic deposits and repurchase agreements	15%
Growth in core organic taxable loans	20%
Average ratio of non-performing assets to total assets	10%

Individual Performance Component

For 2020, the individual performance criteria for each Participating Officer (weighted as 20% of their respective total short-term performance measures) will be satisfied through the judgmental assessment of his respective overall job performance during 2020 (as to good, very good, and exceptional).

Expected Degree of Difficulty, on Balance, of Achieving Performance Levels

The levels of achievement for the corporate financial metrics described above were established at levels that the Committee and Board believed were reasonable levels of corporate performance, considering factors that included the past performance and the Company’s best estimates for 2020. Overall, on a balanced approach when weighing all of the formula and judgmental performance factors (income statement, balance sheet, and personal) in accordance with the scorecard weights, the Company believes that the performance levels are appropriately challenging yet reasonably attainable by each of its executives participating in the 2020 Management Incentive Plan.

Vesting and Clawback Potential

Amounts payable in respect of 2020 short-term cash incentive awards will vest in periodic installments throughout 2020, if the recipient has continued to be employed by the Company as of each installment vesting date (subject to certain exceptions), and may be recouped by the Company in the event of certain material financial restatements of its performance metrics or other circumstances, in the Committee’s discretion.

2020 Net Income Trigger

Notwithstanding the satisfaction of one or all of the performance measures outlined above, no short-term cash incentive award will be payable by the Company unless the Company’s consolidated net income for 2020 is at least $48,000,000.

Potential Long-Term Incentive Awards
Long-term incentive (LTI) Awards are established by the Management Incentive Plan upon recommendation of the Committee based upon the executive officer’s level of responsibility, and are earned in proportion to the extent to which the Company has met or exceeded certain corporate financial targets on an average basis over the three-year period ending in the year for which the scorecard is established. The Board established potential long-term incentive awards for its Participating Officers as percentages of their 2020 base salary based on the extent to which three-year performance levels are met, as follows:

Executive	Potential Dollar Amount of 2020 Long-Term Award as Percentage of 2020 Base Salary at the Following Performance Levels
	Good	Very Good	Exceptional
Mr. Schroeder	37.50%	62.50%	87.50%
Mr. Ewing	30.00%	50.00%	70.00%
Mr. Rust	26.25%	43.75%	61.25%
Mr. Braun	26.25%	43.75%	61.25%
Mr. Leinenbach	26.25%	43.75%	61.25%
Mr. Dauby	26.25%	43.75%	61.25%
Credit is given proportionately for performance falling between the levels, but is not given for performance that is not at least at the threshold level (i.e., “good” performance) or for that portion of performance that exceeds the maximum payout level (i.e., “exceptional” performance).
LTI awards for services during the three-year period ending December 31, 2020 under the scorecards are based on the following selected long-term corporate performance criteria:

•	return on equity (1/3 weight);

•	return on assets (1/3 weight); and

•	fully-diluted earnings per common share growth (1/3 weight).

Return on equity and return on assets are each benchmarked against the Company’s average of its percentile rankings for such criteria over each of the three years ending December 31, 2020, with each year’s percentile ranking computed against that year’s custom Midwest publicly-held banking company peer group. Earnings per share growth is measured as the Company’s average growth rate for each of the three years ending December 31, 2020 compared to growth rates established for each level of performance.
The Company intends to satisfy any LTI award that is deemed earned for 2020 by issuing common shares of the Company (the transferability of which will be restricted pending satisfaction of a continuing employment vesting requirement) that have a market value (based on the market value of unrestricted Company common shares as of the stock issuance date in 2021) equal to the dollar amount of the LTI award.
Vesting and Clawback Potential
Amounts of Company stock payable to the executive officers in respect of LTI awards for the three-year period ended December 31, 2020 will vest in one-third installments on the first, second and third anniversaries of the award date, if the recipient has continued to be employed by the Company as of each such vesting date (subject to certain exceptions). Any such amounts will be subject to recovery or clawback by the Company (i) in the event of certain material restatements of the Company’s financial results, (ii) if required by law, or (iii) if required by any other clawback or forfeiture policies maintained by the Company from time to time.
2020 Net Income Trigger
Notwithstanding the satisfaction of one or all of the performance measures outlined above, no LTI award will be payable by the Company unless the Company’s consolidated net income for 2020 is at least $48,000,000.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2020	By:	GERMAN AMERICAN BANCORP, INC. /s/ Mark A. Schroeder
Mark A. Schroeder, Chairman and Chief Executive Officer